                                                                     EXHIBIT (b)




                                 $2,250,000,000


                                CREDIT AGREEMENT


                                   dated as of


                                 August 24, 1998



                                      among


                        Marsh & McLennan Companies, Inc.


                            The Lenders Party Hereto


                                       and


                   Morgan Guaranty Trust Company of New York,
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE 1
                                   DEFINITIONS


SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Accounting Terms and Determinations............................13

                                    ARTICLE 2
                                   THE CREDITS


SECTION 2.01.  Commitments to Lend............................................13
SECTION 2.02.  Method of Borrowing............................................14
SECTION 2.03.  Maturity of Loans..............................................15
SECTION 2.04.  Interest Rates.................................................15
SECTION 2.05.  Method of Electing Interest Rates..............................16
SECTION 2.06.  Facility Fees..................................................18
SECTION 2.07.  Termination or Reduction of Commitments........................18
SECTION 2.08.  Optional Prepayments...........................................19
SECTION 2.09.  General Provisions as to Payments..............................19
SECTION 2.10.  Funding Losses.................................................20
SECTION 2.11.  Computation of Interest and Fees...............................21
SECTION 2.12.  Notes..........................................................21
SECTION 2.13.  Regulation D Compensation......................................21

                                    ARTICLE 3
                                   CONDITIONS


SECTION 3.01.  Closing........................................................22
SECTION 3.02.  Borrowings to Finance Acquisition of Target Shares Pursuant
                 to Offer.....................................................23
SECTION 3.03.  Other Borrowings...............................................23

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES


SECTION 4.01.  Corporate Existence and Power..................................24
SECTION 4.02.  Corporate and Governmental Authorization; No Contravention.....24
SECTION 4.03.  Binding Effect.................................................24
SECTION 4.04.  Financial Information..........................................25

                                                                            PAGE

SECTION 4.05.  Litigation.....................................................25
SECTION 4.06.  Compliance with ERISA..........................................25
SECTION 4.07.  Taxes..........................................................26
SECTION 4.08.  Subsidiaries...................................................26
SECTION 4.09.  No Regulatory Restrictions on Borrowing........................26
SECTION 4.10.  Full Disclosure................................................26
SECTION 4.11.  Mortgage.......................................................26
SECTION 4.12.  Year 2000 Compliance...........................................26

                                    ARTICLE 5
                                    COVENANTS


SECTION 5.01.  Information....................................................27
SECTION 5.02.  Conduct of Business and Maintenance of Existence...............30
SECTION 5.03.  Compliance with the Laws.......................................31
SECTION 5.04.  Minimum Consolidated Net Worth; Consolidated Debt..............31
SECTION 5.05.  Consolidations, Mergers and Sales of Assets....................31
SECTION 5.06.  Use of Proceeds................................................31
SECTION 5.07.  Negative Pledge................................................32
SECTION 5.08.  Amendment of Mortgage..........................................33
SECTION 5.09.  Taxes, Etc.....................................................33

                                    ARTICLE 6
                                    DEFAULTS


SECTION 6.01.  Events of Default..............................................34
SECTION 6.02.  Notice of Default..............................................37

                                    ARTICLE 7
                                   THE AGENTS


SECTION 7.01.  Appointment and Authorization..................................37
SECTION 7.02.  Administrative Agent and Affiliates............................37
SECTION 7.03.  Action by Administrative Agent.................................38
SECTION 7.04.  Consultation with Experts......................................38
SECTION 7.05.  Liability of Administrative Agent..............................38
SECTION 7.06.  Indemnification................................................39
SECTION 7.07.  Credit Decision................................................39
SECTION 7.08.  Successor Administrative Agent.................................39
SECTION 7.09.  Administrative Agent's Fee.....................................39

                                                                            PAGE

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES


SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair.......40
SECTION 8.02.  Illegality.....................................................40
SECTION 8.03.  Increased Cost and Reduced Return..............................41
SECTION 8.04.  Taxes..........................................................42
SECTION 8.05.  Base Rate Loans Substituted for Affected Euro-dollar Loans.....44

                                    ARTICLE 9
                                  MISCELLANEOUS


SECTION 9.01.  Notices........................................................45
SECTION 9.02.  No Waivers.....................................................45
SECTION 9.03.  Expenses; Indemnification......................................45
SECTION 9.04.  Set-offs.......................................................46
SECTION 9.05.  Amendments and Waivers.........................................47
SECTION 9.06.  Successors; Participations and Assignments.....................47
SECTION 9.07.  No Reliance on Margin Stock....................................49
SECTION 9.08.  Governing Law; Submission to Jurisdiction......................49
SECTION 9.09.  Counterparts; Integration; Effectiveness.......................49
SECTION 9.10.  Waiver of Jury Trial...........................................49


COMMITMENT SCHEDULE
PRICING SCHEDULE


EXHIBIT A  -  FORM OF NOTE
EXHIBIT B  -  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

         AGREEMENT dated as of August 24, 1998 among MARSH & McLENNAN COMPANIES, INC., the LENDERS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

         The parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. The following terms, as used herein, have the following meanings:

         "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Lender and returned to the Administrative Agent (with a copy to the Borrower).

         "AFFILIATE" means (i) any corporation or other entity the accounts of which are included in the consolidated financial statements of the Borrower and its Consolidated Subsidiaries on the equity method and (ii) any unconsolidated Subsidiary.

         "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "ASSIGNEE" has the meaning specified in Section 9.06(c).

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the last sentence of Section 2.05(a) or Article 8.

         "BORROWER" means Marsh & McLennan Companies, Inc., a Delaware corporation, and its successors.

         "BORROWER'S 1997 FORM 10-K" means the Borrower's annual report on Form 10-K for 1997, as filed with the SEC pursuant to the Exchange Act.

         "BORROWER'S LATEST FORM 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended June 30, 1998, as filed with the SEC pursuant to the Exchange Act.

         "BORROWING" means (i) the aggregation of Loans made or to be made to the Borrower pursuant to Article 2 on the same day, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period or (ii) if the context so requires, the borrowing of such Loans. A Borrowing is a Base Rate Borrowing if such Loans are Base Rate Loans or a Euro-Dollar Borrowing if such Loans are Euro-Dollar Loans.

         "CLOSING DATE" means the date on or after the Effective Date on which the Administrative Agent shall have received all the documents specified in or pursuant to Section 3.01.

         "COMMITMENT" means (i) with respect to each Lender listed on the Commitment Schedule, the amount set forth opposite such Lender's name on the Commitment Schedule and (ii) with respect to any Assignee which becomes a Lender pursuant to Section 9.06(c), the amount of the transferor Lender's Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.07 or 9.06(c); provided that, if the context so requires, the term "COMMITMENT" means the obligation of a Lender to extend credit up to such amount to the Borrower hereunder.

         "COMMITMENT REDUCTION EVENT" means the incurrence after the date hereof of any Debt by the Borrower or any of its Subsidiaries in the form of debt securities or by the Borrower in the form of bank borrowings, other than (i) loan notes issued to shareholders of Target pursuant to the Offer, (ii) commercial paper borrowings, (iii) borrowings under the Credit Agreement dated as of June 13, 1997 among the Borrower, Marsh McLennan, Incorporated, the banks listed therein and The Chase Manhattan Bank, as Administrative Agent and (iv) any such Debt which is secured by a Lien permitted by Section 5.07.

         "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

         "COMPLETION PROCEDURES" means procedures pursuant to section 428 et seq. Companies Act 1985 whereby the Borrower, after having validly acquired or agreed to acquire at least 90% in nominal value of the ordinary shares to which the Offer relates and having complied with certain other requirements, may acquire the remainder of such ordinary shares.

         "CONSOLIDATED DEBT" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders" equity of the Borrower and its Consolidated Subsidiaries plus any unrealized losses and less any unrealized gains (in each case to the extent reflected in the determination of such consolidated stockholders" equity) related, directly or indirectly, to securities available for sale, as determined in accordance with Statement of Financial Accounting Standards No. 115 (or any successor statements or amendments thereto) (in each case as affected by any subsequent relevant pronouncements of the Financial Accounting Standards Board or, if and to the extent applicable, the SEC).

         "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, Consolidated Net Worth less the consolidated Intangible Assets of the Borrower and its Consolidated Subsidiaries, all determined as of such date. For purposes of this definition, "INTANGIBLE ASSETS" means, without duplication, the amount (to the extent reflected in determining the consolidated stockholders" equity component of Consolidated Net Worth) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1997 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets, designated as such as contemplated by Section 1.02 and (iii) all investments in Affiliates in an aggregate amount in excess of $180,000,000.

         "CREDIT EXPOSURE" means, with respect to any Lender at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the aggregate outstanding principal amount of its Loans at such time.

         "DEBT" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations (and, for purposes of Section 5.07 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DOLLARS" and "$" mean lawful money of the United States.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 9.09.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Borrower, any Material Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Material Subsidiary, are treated as a single employer under
Section 414 of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "EURO-DOLLAR LOAN" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

         "EURO-DOLLAR MARGIN" means (i) on any date on or prior to February 24, 1999, the applicable Euro-Dollar Margin set forth on the Pricing Schedule for Level IV Status and the Utilization (as defined therein) that exists on such date, and (ii) on any date thereafter, a rate per annum determined in accordance with the Pricing Schedule.

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.04(b) on the basis of a London Interbank Offered Rate.

         "EURO-DOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

         "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "FACILITY FEE RATE" means (i) on any date on or prior to February 24, 1999 which is not a Pricing Grid Day, 0.08% per annum and (ii) on any other date, a rate per annum determined in accordance with the Pricing Schedule.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

         "FISCAL QUARTER" means a fiscal quarter of the Borrower.

         "FISCAL YEAR" means a fiscal year of the Borrower.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders.

         "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans which have the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to
Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a correlative meaning.

         "INDEMNITEE" has the meaning set forth in Section 9.03(b).

         "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that:

                   (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                   (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                   (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "LENDER" means (i) each bank or other institution listed on the Commitment Schedule, (ii) each Assignee which becomes a Lender pursuant to
Section 9.06(c) and (iii) their respective successors.

         "LENDER PARTIES" means the Lenders and the Administrative Agent.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a loan made by a Lender pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.04(b).

         "MARGIN STOCK" means "margin stock" within the meaning of Regulations U and X.

         "MATERIAL ADVERSE EFFECT" means (i) any material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of the Borrower to consummate the transactions contemplated hereby or (iii) any material adverse effect on any of the rights and remedies of the Lender Parties under this Agreement and the Notes.

         "MATERIAL DEBT" means Debt (except Debt outstanding hereunder) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $50,000,000.

         "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt (except Debt outstanding hereunder) and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, the principal or face amount (with respect to Debt) or Settlement Amount (with respect to Derivatives Obligations, after giving effect to any netting arrangements) of which exceeds in the aggregate $50,000,000.

         "MATERIAL PLAN" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $15,000,000.

         "MATERIAL SUBSIDIARY" means at any time any Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE" means the Restated Mortgage and Indenture and Security Agreement dated as of April 6, 1989 made by the Borrower, Marsh & McLennan, Incorporated, William M. Mercer-Meidinger-Hansen, Incorporated and Marsh & McLennan Group Associates, Inc., tenants in common, as mortgagor, and The First National Bank of Boston, trustee, as mortgagee, as amended and supplemented from time to time, including, without limitation, as described in the Mortgage Memorandum, securing the Secured Notes and covering the Borrower's headquarters located at 1166 Avenue of the Americas, New York, New York.

         "MORTGAGE MEMORANDUM" means the memorandum prepared by the Borrower describing the Mortgage as in effect on May 20, 1991, particularly as to the non-recourse nature of the obligations of the Borrower and the other mortgagors thereunder and the circumstances contemplated therein under which such obligations shall become recourse obligations with respect to any assets (except the Mortgaged Property) of the Borrower or any of the other mortgagors or any Subsidiary (including any such other mortgagor).

         "MORTGAGED PROPERTY" has the meaning set forth in the Mortgage as in effect on May 20, 1991.

         "MULTIEMPLOYER PLAN" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET CASH PROCEEDS" means, with respect to any Commitment Reduction Event, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Commitment Reduction Event less any expenses reasonably incurred by such Person in respect of such Commitment Reduction Event.

         "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans made to it, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.05.

         "OFFER" means the offer by the Borrower to purchase all outstanding ordinary shares of Target on the terms and conditions specified in the form of offer heretofore delivered by the Borrower to the Lenders.

         "OFFER TERMINATION DATE" means the earliest date on which all of the following have occurred: (i) all payments in respect of acceptance of the Offer have been made in full, (ii) no further such acceptances are possible and (iii) all Completion Procedures which are capable of being implemented have been completed and all payments pursuant thereto to shareholders in Target have been made in full.

         "OPERATING CASH FLOW" means, at any date, for the period of four consecutive fiscal quarters then ended, the sum (without duplication) determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries as reported in the Borrower's audited or unaudited quarterly consolidated statements of cash flows, of Net Cash Generated From Operations for such period plus (or minus) to the extent reflected in determining Net Cash Generated From Operations for such period, Net Changes In Operating Working Capital Other Than Cash And Cash Equivalents for such period.

         "PARENT" means, with respect to any Lender, any Person controlling such Lender.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON" means an individual, a corporation, a limited liability Borrower, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PRICING GRID DAY" means any day when (i) the Borrower has on or prior to such day delivered to the Administrative Agent a certificate to the effect that it does not anticipate that any Loans will be borrowed because the Borrower has access to the commercial paper market and other sources of funds sufficient to finance the acquisition of Target without any borrowing under this Agreement and (ii) there have been no Loans outstanding on or prior to such day.

         "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

         "REFERENCE BANKS" means the principal London offices of Morgan Guaranty Trust Company of New York and, at such time as one or more additional Lenders shall have become parties hereto, such other Lenders as may be mutually agreed by the Borrower and the Administrative Agent.

         "REGULATIONS U AND X" means Regulations U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUIRED LENDERS" means, at any time, Lenders having at least 51% in aggregate amount of the Credit Exposures at such time.

         "REVOLVING CREDIT PERIOD" means the period from and including the Closing Date to but not including the Termination Date.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SEC" means the Securities and Exchange Commission.

         "SECURED NOTES" means the $200,000,000 aggregate principal amount of 9.80% Secured Non-Recourse Notes Due April 6, 2009 secured by the Mortgage.

         "SETTLEMENT AMOUNT" means, in respect of any Derivatives Obligation to which the Borrower or any Subsidiary is a party, the net aggregate marked-to-market (in accordance with standard industry practice) amount, if any, that would be due in respect of such Derivatives Obligation (together with all other Derivatives Obligations under the same master agreement and giving effect to any netting arrangements between the parties to such master agreement) if such Derivatives Obligation was (and such other Derivatives Obligations were) terminated because of a default by the Borrower or such Subsidiary.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Borrower.

         "TARGET" means Sedgwick Group plc, an English company.

         "TARGET SHARES" means the ordinary shares of Target.

         "TERMINATION DATE" means August 23, 1999 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

         SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.



                                    ARTICLE 2

                                   THE CREDITS

         SECTION 2.01. COMMITMENTS TO LEND. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Revolving Credit Period; provided that, immediately after each such loan is made, the aggregate outstanding principal amount of the Loans held by such Lender shall not exceed its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.08 and reborrow at any time during the Revolving Credit Period under this Section.

         SECTION 2.02. METHOD OF BORROWING. (a) The Borrower shall give the Administrative Agent notice (a "NOTICE OF Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                  (ii) the aggregate amount of such Borrowing;

                  (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate; and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Promptly after receiving a Notice of Borrowing, the Administrative Agent shall notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (c) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Lender shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

          (d) Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with
Section 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.04 and (ii) if such amount is repaid by such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Lender shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.03. MATURITY OF LOANS. Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

         SECTION 2.04. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each Reference Bank in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each Reference Bank are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause 8.01(a) or

8.01(b) shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

          (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.05. METHOD OF ELECTING INTEREST RATES. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.05(d) and the provisions of Article
8), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day and

                 (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.10 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any

Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

         (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.05(a);

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.05(a), the Administrative Agent shall notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

         (e) If any Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

         SECTION 2.06. FACILITY FEES. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their Credit Exposures, a facility fee calculated for each day at the Facility Fee Rate for such day on the aggregate amount of the Credit Exposures on such day. Such facility fee shall accrue for each day from and including the Effective Date to but excluding the day on which the Credit Exposures are reduced to zero. Fees accrued for the account of the Lenders under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Commitments terminate in their entirety (and, if later, on the day on which the Credit Exposures are reduced to zero).

         SECTION 2.07. TERMINATION OR REDUCTION OF COMMITMENTS. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Promptly after receiving a notice pursuant to this subsection, the Administrative Agent shall notify each Lender of the contents thereof.

         (b) Within five Domestic Business Days after the Borrower or any Subsidiary receives any Net Cash Proceeds of a Commitment Reduction Event, the Commitments shall be reduced ratably by an aggregate amount equal to the amount of such Net Cash Proceeds; provided that:

                  (i) if the amount of such reduction is less than $25,000,000, such reduction shall be deferred until the aggregate amount by which the Commitments are required to be reduced pursuant to this Section (including such deferred amounts) is not less than $25,000,000; and

                  (ii) if, by reason of any such reduction, this subsection would otherwise require Euro-Dollars Loans or portions thereof to be prepaid prior to the last day of the applicable Interest Period, such reduction shall be deferred to such last day unless the Administrative Agent otherwise notifies the Borrower upon the instruction of the Required Lenders.

The Borrower shall give the Administrative Agent at least three Domestic Business Days' notice of each reduction of the Commitments pursuant to this subsection. If, after giving effect to any reduction of the Commitments pursuant to this subsection, the aggregate outstanding principal amount of the Loans would exceed the aggregate amount of the Commitments, the Borrower shall prepay, pursuant to and in accordance with Section 2.08, a sufficient aggregate principal amount of the Loans to eliminate such excess.

         (c) Unless previously terminated, the Commitments shall terminate on the Termination Date.

         SECTION 2.08. OPTIONAL PREPAYMENTS. (a) Subject in the case of Euro-Dollar Loans to Section 2.10, the Borrower may (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans or (ii) upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $20,000,000 or any larger multiple of $10,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group of Loans.

         (b) Promptly after receiving a notice of prepayment pursuant to this Section, the Administrative Agent shall notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.09. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or any payment of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Borrower notifies the Administrative Agent before the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance on such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.10. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Fixed Rate Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.04(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loan after notice has been given to any Lender in accordance with Section 2.02(b), 2.05(c) or 2.08(b), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.11. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.12. NOTES. (a) The Borrower's obligation to repay the Loans made to it by each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office.

          (b) Each Lender may, by notice to the Borrower and the Administrative Agent, request that the Borrower's obligation to repay such Lender's Loans of a particular type be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant type. Each reference in this Agreement to the "NOTE" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Promptly after it receives each Lender's Note pursuant to Section 3.01(a), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made with respect thereto, and may, if such

Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Lender's failure to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under its Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.13. REGULATION D COMPENSATION. If and so long as a reserve requirement of the type described in the definition of "Euro-Dollar Reserve Percentage" is prescribed by the Board of Governors of the Federal Reserve System (or any successor), each Lender subject to such requirement may require the Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Loans, additional interest on such Loan at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after such Lender gives such notice and
(y) shall notify the Borrower at least five Business Days before each date on which interest is payable on its Loans of the amount then due to such Lender under this Section.


                                    ARTICLE 3

                                   CONDITIONS

         SECTION 3.01. CLOSING. The closing hereunder shall occur when all the following conditions have been satisfied:

                  (a) the Administrative Agent shall have received a duly executed Note for the account of each Lender dated on or before the Closing Date and complying with the provisions of Section 2.12;

                  (b) the Administrative Agent shall have received an opinion in form and substance satisfactory to it of counsel for the Borrower satisfactory to it, dated the Closing Date and covering such matters relating to the transactions contemplated hereby as the Administrative Agent or the Required Lenders may reasonably request;

                  (c) the Administrative Agent shall have received an opinion in form and substance satisfactory to it of Davis Polk & Wardwell, special counsel for the Administrative Agent, dated the Closing Date and covering such matters relating to the transactions contemplated hereby as the Administrative Agent or Required Lenders may reasonably request; and

                  (d) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, its corporate authority for and the validity of this Agreement and its Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

Promptly after the Closing Date occurs, the Administrative Agent shall notify the Borrower and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. BORROWINGS TO FINANCE ACQUISITION OF TARGET SHARES PURSUANT TO OFFER. The obligation of any Lender to make a Loan on the occasion of any Borrowing for the purposes (and only for the purposes) of financing the acquisition of Target Shares pursuant to the Offer and the Completion Procedures is subject to the following conditions:

                  (a) the Closing Date shall have occurred on or before August 26, 1998;

                  (b) the Administrative Agent shall have received a Notice of Borrowing as required by Section 2.02;

                  (c) immediately before and after such Borrowing, no Event of Default described in clause (g) or (h) of Section 6.01 shall have occurred and be continuing;

                  (d) the representations and warranties of the Borrower set forth in Sections 4.01, 4.02 and 4.03 shall be true on and as of the date of such Borrowing; and

                  (e) the Offer shall have been declared unconditional in all respects and the Agent shall have received a certified copy of the announcement to such effect.

Each Borrowing described in this Section shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in the foregoing clauses 3.02(c) through 3.02(g), inclusive.

         SECTION 3.03. OTHER BORROWINGS. The obligation of any Lender to make a Loan on the occasion of any Borrowing for a purpose other than those specified in Section 3.02 is subject to the satisfaction of the following conditions:

                  (a) the fact that the Closing Date shall have occurred on or before August 26, 1998;

                  (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

                  (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

                  (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of any Borrowing made on a date subsequent to the Closing Date, the representation and warranty set forth in Section 4.04(c)) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in the foregoing clauses 3.03(c) and 3.03(d).

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (b) has all corporate powers and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted.

         SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Borrower's certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Material Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Material Subsidiary.

         SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         SECTION 4.04. FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of income, cash flows and stockholders' equity for the Fiscal Year then ended, reported on by Deloitte & Touche LLP and set forth in the Borrower's 1997 Form 10-K, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

         (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1998 and the related unaudited consolidated statements of income, cash flows and stockholders' equity for the six months then ended, set forth in the Borrower's Latest Form 10-Q, fairly present, on a basis consistent with the financial statements referred to in
Section 4.04(a), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

         (c) Since June 30, 1998 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. LITIGATION. There is no action, suit or proceeding pending against, or to the Borrower's knowledge threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of an adverse decision which would have a Material Adverse Effect (except as disclosed in writing to the Lenders prior to the execution and delivery of this Agreement by any Lender, including pursuant to the Borrower's 1997 Form 10-K and the Borrower's Latest Form 10-Q) or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of

ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. TAXES. The Borrower and its Material Subsidiaries have filed all material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns. The charges, accruals and reserves on the books of the Borrower and its Material Subsidiaries in respect of taxes or other governmental charges are, in the Borrower's opinion, adequate.

         SECTION 4.08. SUBSIDIARIES. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.09. NO REGULATORY RESTRICTIONS ON BORROWING. The Borrower is not subject to any regulatory scheme not applicable to corporations generally which restricts its ability to incur debt.

         SECTION 4.10. FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which materially and adversely affect, or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the Borrower's ability to perform its obligations under this Agreement.

         SECTION 4.11. MORTGAGE. The Mortgage has not been amended or supplemented and no waiver of compliance with any provision thereof has been granted by any Person since May 15, 1991. No payment default by the mortgagor (whether cured or waived or not) has occurred under the Mortgage. The Mortgage Memorandum, a copy of which has been delivered to each of the

Lenders, does not (i) contain any untrue statement of a material fact or (ii) omit to state any material fact relating to the circumstances under which the obligations of the Borrower or other mortgagors may become recourse with respect to assets other than the Mortgaged Property.

         SECTION 4.12. YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within the business and operations of the Borrower and each of its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. The Borrower reasonably believes that all computer applications (including those of suppliers and vendors) that are material to the business or operations of the Borrower or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 5

                                    COVENANTS

         The Borrower agrees that, so long as any Lender has any Credit Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

         SECTION 5.01. INFORMATION. The Borrower will deliver to each of the
Lenders:

                  (a) as soon as available and in any event within 120 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, cash flows and stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing (it being understood that delivery of the Borrower's annual report on Form 10-K for any Fiscal Year as filed with the SEC pursuant to the Exchange Act will satisfy this requirement with respect to such Fiscal Year);

                  (b) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statement of income for such Fiscal Quarter and the related consolidated statements of income and cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of income or cash flows in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer, treasurer or chief accounting officer (it being understood that delivery of the Borrower's quarterly report on Form 10-Q for any Fiscal Quarter as filed with the SEC pursuant to the Exchange Act will satisfy this requirement with respect to such Fiscal Quarter and, if applicable, the portion of the Borrower's Fiscal Year ended at the end of such Fiscal Quarter);

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate of the Borrower's chief financial officer, treasurer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.04 and 5.07 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of financial statements referred to in clause 5.01(a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that the Borrower was not in compliance with any covenant or agreement contained in this Article 5 insofar as such covenant or agreement pertains to accounting or auditing matters or that any Event of Default under Article 6 which pertains to accounting or auditing matters existed on the date of such financial statements (it being understood that such firm may state in such statement that its examination of such financial statements was not directed primarily towards obtaining knowledge of any such non-compliance or Event of Default) and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause 5.01(c) above;

                  (e) forthwith (i) upon the occurrence of any Default, (ii) in the event that Consolidated Net Worth falls below $2,500,000,000 or
         (iii) in the event that either the Debt evidenced by the Secured Notes or interest thereon is payable other than solely from the Mortgaged Property, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and, with respect to clause (i) above, the action which the Borrower is taking or proposes to take with respect thereto and, with respect to clause (iii) above, the nature of the assets, and the amount of liabilities and other details fully explaining the recourse nature of the obligations of the Borrower or any other mortgagor or Subsidiary and updating the Mortgage Memorandum to reflect the conditions relating to the Mortgage existing on the date of such certificate;

                  (f) promptly after the mailing thereof to the Borrower's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the SEC;

                  (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (i) promptly after any change in the Borrower's commercial paper rating by S&P or Moody's (as defined in the Pricing Schedule), a notice thereof; and

                  (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

In the case of information required to be delivered pursuant to clauses 5.01(a), 5.01(b), 5.01(f) or 5.01(g) above, either (i) the Borrower shall deliver paper copies of such information to each Lender, or (ii) such information shall be deemed to have been delivered on the date on which the Borrower provides notice to the Lenders that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (x) such notice may be included in a certificate delivered pursuant to clause 5.01(c) and (y) the Borrower shall deliver paper copies of the information referred to in clauses 5.01(a), 5.01(b), 5.01(f) or 5.01(g) to any Lender which requests such delivery.

         5.02. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue, and will cause its Material Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower and its Material Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.02 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the corporate existence of any Material Subsidiary if the Borrower in good faith determines that such termination is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iii) the discontinuance of the business of any Material Subsidiary if the Borrower in good faith determines that such discontinuance is in the best interest of the Borrower and is not materially disadvantageous to the Lenders.

         5.03. COMPLIANCE WITH THE LAWS. The Borrower will comply, and cause each Material Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) non-compliance therewith would not have a Material Adverse Effect.

         SECTION 5.04. MINIMUM CONSOLIDATED NET WORTH; CONSOLIDATED DEBT SECTION. If the Consolidated Net Worth of the Borrower is less than $2,500,000,000 at the end of any Fiscal Quarter, then the ratio of (x) Operating Cash Flow to (y) Consolidated Debt shall be no less than .25 to 1 as of the end of such Fiscal Quarter; provided that, for purposes of this Section, Consolidated Debt shall not include (i) the Secured Notes if and so long as (1) neither the Debt evidenced by the Secured Notes nor interest thereon is payable other than solely from the Mortgaged Property and (2) the principal amount of the Secured Notes is not increased and (ii) Debt of the Borrower in an aggregate principal amount not to exceed $200,000,000 incurred for the purpose of funding an employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code sponsored by the Borrower.

         SECTION 5.05. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The
Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that (x) the Borrower may merge with any Wholly-Owned Consolidated Subsidiary if immediately after such merger no Default shall have occurred and be continuing and such Wholly-Owned Consolidated Subsidiary shall expressly assume in writing all of the obligations of the Borrower hereunder,
(y) the Borrower may merge with any other Person if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing and (z) the Borrower may sell, transfer or otherwise dispose of Margin Stock for fair value.

         SECTION 5.06. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower (i) to finance the acquisition of Target Shares pursuant to the Offer and the Completion Procedures, (ii) to repay other Debt incurred to finance the acquisition of Target Shares pursuant to the Offer and the Completion Procedures, (iii) to finance open market or privately negotiated purchases of Target Shares while the Offer is continuing, up to an aggregate amount not exceeding $225,000,000, (iv) to refinance certain Debt of Target and to pay fees and (v) expenses in connection with the transactions contemplated hereby. None of such proceeds will be used, directly or indirectly, in violation of Regulation U or X.

         SECTION 5.07. NEGATIVE PLEDGE. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or thereafter acquired by it, except:

         (a) Liens existing on the Mortgaged Property;

         (b) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $50,000,000;

         (c) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

         (d) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

         (e) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

         (f) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

         (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

         (h) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure, in the case of judgments or orders, obligations in an aggregate amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (i) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $50,000,000 and provided further that the sum of (x) such aggregate amount and (y) the aggregate amount of Debt secured as permitted by clause (k) below does not at any date exceed 20% of Consolidated Tangible Net Worth;

         (j) Liens on Margin Stock, if and to the extent that the value of such Margin Stock exceeds 25% of the total assets of the Borrower and its Consolidated Subsidiaries subject to this Section; and

         (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt, provided that the sum of (x) the principal or face amount of such Debt and (y) the aggregate amount of cash and cash equivalents referred to in clause (i) above does not at any date exceed 20% of Consolidated Tangible Net Worth.

         SECTION 5.08. AMENDMENT OF MORTGAGE. No amendment of, or supplement to, the Mortgage with respect to the Mortgaged Property shall be made which could reasonably be expected to have an adverse effect on the interests of the Lenders hereunder.

         SECTION 5.09. TAXES, ETC. The Borrower will, and will cause each of its Material Subsidiaries to:

         (a) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or the nonpayment of which would not have Material Adverse Effect;

         (b) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and

         (c) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

                                    ARTICLE 6

                                    DEFAULTS

         SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan when due or shall fail to pay within five days of the due date any interest, fee or other amount payable by it hereunder;

                  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.04 through 5.08, inclusive;

                  (c) the Borrower shall fail to observe or perform any covenant or agreement (other than those covered by clause 6.01(a) or 6.01(b) above) contained in this Agreement or any amendment hereof for 10 days after the Administrative Agent gives notice thereof to the Borrower at the request of any Lender;

                  (d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any amendment hereof or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Material Financial Obligations (other than the Secured Notes, but only so long as the Secured Notes do not constitute Consolidated Debt for the purposes of Section 5.04) when due or within any applicable grace period;

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt (other than the Secured Notes, but only so long as the Secured Notes do not constitute Consolidated Debt for the purposes of Section 5.04) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) the Borrower or any Subsidiary holding, as of the date of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to this Agreement, assets have a book value in excess of $10,000,000, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary holding, as of the date of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to this Agreement, assets having a book value in excess of $10,000,000 seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary holding, as of the date of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to this Agreement, assets having a book value in excess of $10,000,000 under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $15,000,000;

                  (j) judgments or orders for the payment of money exceeding $50,000,000 in aggregate amount shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

                  (k) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower, or any corporation owned, directly or indirectly, by the stockholders of the Borrower in substantially the same proportions as their ownership of stock in the Borrower, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 50% or more of the combined voting power of the Borrower's then outstanding securities; or, during any period of 24 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period and any new director whose election by the board of directors of the Borrower or nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, shall cease to constitute a majority of the board of directors of the Borrower; or

                  (l) the Borrower shall repudiate, or shall challenge the validity or enforceability of, its obligations under Article 9 or a court of competent jurisdiction shall have determined that such obligations are invalid or unenforceable;

then, and in every such event, the Administrative Agent shall:

                  (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments or reduce the Commitments ratably to an aggregate amount specified in such notice, whereupon the Commitments shall be so terminated or reduced forthwith; provided that, until either all Target Shares have been acquired pursuant to the Offer and the Completion Procedures or the Offer Termination Date has occurred, the Commitments shall not be terminated pursuant to this clause (i) or reduced pursuant to this clause (i) to an aggregate amount less than the maximum aggregate amount from time to time remaining to be paid (on the assumption that all outstanding Target Shares will be acquired) to accepting shareholders pursuant to the Offer and the Completion Procedures; and

                 (ii) if requested by Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided that, if any Event of Default specified in clause (g) or (h) of this Section occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Except as provided in the foregoing proviso, neither the Administrative Agent nor any Lender shall, at any time before the Offer Termination Date, be entitled to (i) enjoin the funding of the Offer, (ii) exercise any right of rescission or set-off or similar right or (iii) attempt in any other manner to obtain payment from funds drawn hereunder to fund the Offer and the Completion Procedures, in each case if and to the extent that to do so would prevent the funding of the Offer and the Completion Procedures as contemplated hereby upon satisfaction of the conditions set forth in Section 3.02.

         SECTION 6.02. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.



                                    ARTICLE 7

                                   THE AGENTS

         SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. ADMINISTRATIVE AGENT AND AFFILIATES. The Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent.

         SECTION 7.03. ACTION BY ADMINISTRATIVE AGENT. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.04. CONSULTATION WITH EXPERTS. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. LIABILITY OF ADMINISTRATIVE AGENT. None of the Administrative Agent, its affiliates and their respective directors, officers, agents and employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders (or such different number of Lenders as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Administrative Agent, its affiliates and their respective directors, officers, agents and employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3 except, in the case of the Administrative Agent, receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 7.06. INDEMNIFICATION. The Lenders shall, ratably in proportion to their Credit Exposures, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07. CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance on any other Lender Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on any other Lender Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval of such successor Administrative Agent by the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent resigns as Administrative Agent hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Administrative Agent.

         SECTION 7.09. ADMINISTRATIVE AGENT'S FEE. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.

                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or before the first day of any Interest Period for any Euro-Dollar Loans:

                  (a) the Administrative Agent is advised by the Reference Lenders that deposits in Dollars in the applicable amounts are not being offered to the Reference Lenders in the London interbank market for such Interest Period, or

                  (b) Lenders having at least 50% in aggregate amount of the Commitments advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.02. ILLEGALITY. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans or to continue outstanding Loans to the Borrower as Euro-

Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding to the Borrower shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Lenders.

         SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under Section 2.13), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

          (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         SECTION 8.04. TAXES. (a) For the purposes of this Section, the following terms have the following meanings:

         "TAXES" means any and all present or future taxes or other charges deducted, withheld or otherwise imposed with respect to any payment by the Borrower pursuant to this Agreement or any Note, and all liabilities with respect thereto, excluding with respect to each Lender Party: (i) taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its Applicable Lending Office is located and (ii) any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Lender Party under the laws and treaties in effect when such Lender Party first becomes a party to this Agreement.

         "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note.

          (b) All payments by the Borrower to or for the account of any Lender Party hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall promptly furnish to the Administrative Agent, at its address specified in or pursuant to Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Borrower agrees to indemnify each Lender Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Lender Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender Party makes demand therefor.

          (d) Each Lender Party organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Lender Party listed on the signature pages hereof and before it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender Party remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lender Party from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender Party or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Lender Party has failed to provide the Borrower or the Administrative Agent with the appropriate form referred to in Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Lender Party shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Lender Party, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Lender Party pursuant to this Section as a result of a change in law or treaty occurring after such Lender Party first became a party to this Agreement, then such Lender Party will, at the Borrower's request, change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

         SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or
8.04 with respect to its Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders. If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.



                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Administrative Agent under Article 2 or
Article 8 shall not be effective until received.

         SECTION 9.02. NO WAIVERS. No failure or delay by any Lender Party in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. EXPENSES; INDEMNIFICATION. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Lender Party, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Borrower agrees to indemnify each Lender Party, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee"s own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. SET-OFFS. (a) If (i) an Event of Default has occurred and is continuing and (ii) the requisite Lenders have requested the Administrative Agent to declare the Loans to be immediately due and payable pursuant to Section 6.01, or the Loans have become immediately due and payable without notice as provided in Section 6.01, then each Lender Party is hereby authorized by the Borrower at any time and from time to time, to the extent permitted by applicable law, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held, other than deposits held by the Borrower as fiduciary for other Persons, and other indebtedness at any time owing by such Lender Party to or for the account of the Borrower against any obligations of the Borrower to such Lender Party now or hereafter existing under this Agreement, regardless of whether any such deposit or other obligation is then due and payable or is in the same currency or is booked or otherwise payable at the same office as the obligation against which it is set off and regardless of whether such Lender Party shall have made any demand for payment under this Agreement. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application made by such Lender Party; provided that any failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender Parties under this subsection are in addition to any other rights and remedies which they may have.

          (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due with respect to the Loans held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness in respect of the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders,(i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all the Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 9.06. SUCCESSORS; PARTICIPATIONS AND ASSIGNMENTS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders.

          (b) Any Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. If a Lender grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section
2.13 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 9.06(c) or 9.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

          (c) Any Lender may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and its Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit B hereto signed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent, which consents shall not be unreasonably withheld; provided that if an Assignee is an affiliate of such transferor Lender or was a Lender immediately before such assignment, no such consent shall be required. When such instrument has been signed and delivered by the parties thereto and such Assignee has paid to such transferor Lender the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 8.04.

          (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.07. NO RELIANCE ON MARGIN STOCK. Each Lender represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.09. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     MARSH & MCLENNAN COMPANIES, INC.

                                         /s/ Gregory F. Van Gundy
                                     By: _______________________________________
                                         Name: Gregory F. Van Gundy
                                         Title: General Counsel and Secretary

                                     Address:
                                     1166 Avenue of the Americas
                                     New York, New York 10036-2774
                                     Facsimile: (212) 345-5000
                                     Web Site:   www.marshmac.com


                                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                         as Lender and Administrative Agent

                                         /s/ Glenda Winter-Irving
                                     By: _______________________________________
                                         Name: Glenda Winter-Irving
                                         Title: Vice President

                                     Address:
                                     60 Wall Street
                                     New York, New York 10260-0060
                                     Facsimile: (212) 648-5249

                               COMMITMENT SCHEDULE


LENDER                                                   COMMITMENT
Morgan Guaranty Trust Company of New York                $2,250,000,000

                                                         _______________________
         Total                                           $2,250,000,000

                                PRICING SCHEDULE


         The "EURO-DOLLAR MARGIN" and "FACILITY FEE RATE" mean, on any date when such rates are to be determined in accordance with this Pricing Schedule, the per annum rates set forth below in the applicable row under the column corresponding to the Status and Utilization that exist on such day:

              STATUS                  LEVEL I         LEVEL II        LEVEL III       LEVEL IV
----------------------------------    -------         --------        ---------       --------
Euro-Dollar Margin
    If Utilization is equal to or      0.20%            0.24%           0.28%           0.37%
    less than 50%
                                       0.45%            0.49%           0.53%           0.62%
    If Utilization exceeds 50%

Facility Fee Rate                      0.05%            0.06%           0.07%           0.08%



         For purposes of this Schedule, the following terms have the following meanings:

         "LEVEL I STATUS" exists at any date if, at such date, the Borrower's commercial paper is rated A-1+ by S&P and P-1 by Moody's.

         "LEVEL II STATUS" exists at any date if, at such date, the Borrower's commercial paper is rated A-1 by S&P and P-1 by Moody's.

         "LEVEL III STATUS" exists at any date if, at such date, (i) the Borrower's commercial paper is rated A-1 or higher by S&P and P-2 by Moody's or
(ii) the Borrower's commercial paper is rated A-2 by S&P and P-1 by Moody's.

         "LEVEL IV STATUS" exists at any date if, at such date, no other Status exists.

         "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status or Level IV Status exists at any date.

         "UTILIZATION" means, at any date, the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this schedule, if for any reason any Loans remain outstanding after termination of the Commitments, the utilization on each date on or after the date of such termination shall be deemed to be greater than 50%.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the Borrower's commercial paper without third-party credit enhancement and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect for any date is that in effect at the close of business on such date.

                                                                       EXHIBIT A

                                  FORM OF NOTE

                                           New York, New York

                                           ----------- --, -----

         For value received, MARSH & McLENNAN COMPANIES, INC., a Delaware corporation (the "BORROWER"), promises to pay to the order of ______________________ (the "LENDER"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, at 60 Wall Street, New York, New York.

         All Loans made by the Lender and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make (or any error in making) any such recordation or endorsement shall not affect the Borrower"s obligations hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of August 24, 1998 among Marsh & McLennan Companies, Inc., the Lenders party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                      MARSH & McLENNAN COMPANIES, INC.


                                      By:
                                          ____________________________
                                          Name:
                                          Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                                      AMOUNT OF
                     AMOUNT OF        PRINCIPAL
     DATE              LOAN            REPAID         NOTATION MADE BY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B


                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

         AGREEMENT dated as of ________, ____ among [NAME OF ASSIGNOR] (the "ASSIGNOR") and [NAME OF ASSIGNEE] (the "ASSIGNEE").

         WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Credit Agreement dated as of August 24, 1998 (as amended from time to time, the "CREDIT AGREEMENT") among the Marsh & McLennan Companies, Inc., the Lenders party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $________________;

         WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of each of its outstanding Loans, and the Assignee proposes to accept such assignment and assume the corresponding obligations of the Assignor under the Credit Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount and a corresponding portion of each of its outstanding Loans, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount. Upon the execution and delivery hereof by the Assignor and the Assignee and the execution of the consent attached hereto by the Borrower and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding Loans and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by the Assigned Amount, and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(1) Facility fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party"s interest therein and promptly pay the same to such other party.

         SECTION 4. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement.

         SECTION 5. Note. Pursuant to Section 9.06(c) of the Credit Agreement, the Borrower has agreed to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

         SECTION 6. Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the validity and enforceability of the Borrower's obligations under the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and



(1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                          [NAME OF ASSIGNOR]


                                          By: __________________________________
                                              Name:
                                              Title:


                                          [NAME OF ASSIGNEE]


                                          By: __________________________________
                                              Name:
                                              Title:


The undersigned consent to the foregoing assignment.

                                          MARSH & McLENNAN COMPANIES, INC.


                                          By: __________________________________
                                              Name:
                                              Title:

                                          MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Administrative Agent


                                          By: __________________________________
                                              Name:
                                              Title: